Exhibit 10.30

AMENDMENT TO CREDIT AGREEMENT
This AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 21, 2022, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the various financial institutions party hereto (collectively, the “Lender Parties”) and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”) for the Lender Parties.
PRELIMINARY STATEMENTS
(1)    The Borrower, the various financial institutions party thereto and the Administrative Agent are parties to that certain Credit Agreement, as amended and restated on October 12, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof (such Credit Agreement as in effect immediately prior to giving effect to this Amendment, the “Existing Agreement” and as amended hereby, the “Amended Agreement”); and
(2)    The Borrower, the Lender Parties and the Administrative Agent have agreed to amend the Existing Agreement as hereinafter set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. Amendments to the Existing Agreement. The Borrower, the Administrative Agent and the Lender Parties agree that the Existing Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended on the Amendment Effective Date as follows:
(a)    Section 1.1 of the Existing Agreement shall be amended by adding the following defined terms in appropriate alphabetical order:
“2.875% Convertible Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 2.875% Convertible Notes Indenture which are, in accordance with the provisions of the 2.875% Convertible Notes Indenture, converted, or to be converted, into equity securities of the Borrower on the 2.875% Maturity Date.
“2.875% Convertible Notes Indenture” means that certain Indenture, dated as of October 16, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time), in respect of the $575,000,000 2.875% convertible senior notes due 2023, by and among the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.
“2.875% Maturity Date” has the meaning given to the term “Maturity Date” in the 2.875% Convertible Notes Indenture (and being, as of July 21, 2022, November 15, 2023).
“4.25% Convertible Debt” means the aggregate amount of debt securities issued by the Borrower pursuant to the 4.25% Convertible Notes Indenture which are, in accordance with the provisions of the 4.25% Convertible Notes Indenture, converted, or to be converted, into equity securities of the Borrower on the 4.25% Maturity Date.
“4.25% Convertible Notes Indenture” means that certain Indenture, dated as of June 9, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time), in respect of the $1,150,000,000 4.250% convertible senior notes due 2023, by and among the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.
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“4.25% Maturity Date” has the meaning given to the term “Maturity Date” in the 4.25% Convertible Notes Indenture (and being, as of July 21, 2022, June 15, 2023).
“Committed Currency Unavailability Period” means the period beginning on July 21, 2022 and ending on the date on which this Agreement is amended in accordance with the terms hereof to replace LIBOR with an alternative reference rate.
(b)    The definition of “Net Debt” in Section 1.1 of the Existing Agreement shall be amended by adding the following proviso to the end of such definition:
; provided that for purposes of determining the Net Debt to Capitalization Ratio for all periods commencing after October 1, 2022, the 2.875% Convertible Debt and the 4.25% Convertible Debt shall be deemed not to be debt.
(c)    Section 1.1 of the Existing Agreement shall be amended by amending and restating the following defined terms:
“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP; provided that:
for purposes of calculating compliance with the financial covenants contained in Section 6.2.4, for all periods commencing after October 1, 2022, the amount of the 4.25% Convertible Debt and 2.875% Convertible Debt will be accounted for as equity and accordingly shall be added to Stockholders’ Equity; provided that, for the Fiscal Quarter ended March 31, 2023, the amount of the 4.25% Convertible Debt shall be deemed to be $1,150,000,000 minus (i) the amount of the 4.25% Convertible Debt that the Borrower has elected to settle in cash (rather than equity) in accordance with Section 14.02 of the 4.25% Convertible Notes Indenture and (ii) the value of any new equity securities issued by the Borrower in replacement or settlement in equity securities of any 4.25% Convertible Debt; provided, further, that, on and after (x) the 4.25% Maturity Date, only the amount of 4.25% Convertible Debt actually converted into equity securities and (y) the 2.875% Maturity Date, only the amount of 2.875% Convertible Debt actually converted to equity securities, shall, in each case, be added to Stockholders’ Equity; and
(a) any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such charge shall be added back to Stockholders’ Equity;
(b) (i) any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2020 and (ii) any non-cash write-off to goodwill with respect to any Fiscal Year commencing after December 31, 2020, shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-offs shall be added back to Stockholders’ Equity;
(c) any non-cash write-off to Stockholders’ Equity with respect to the Fiscal Year ended December 31, 2021 or December 31, 2022 (excluding any such write-offs to goodwill with respect to either such Fiscal Year) shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such write-off shall be added back to Stockholders’ Equity; provided that the aggregate amount of such write-offs added back to Stockholders’ Equity pursuant to this clause (c) shall not exceed the greater of (i) 10.0% of the total assets of the Borrower and its Subsidiaries

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taken as a whole as determined in accordance with GAAP as at the last day of the most recently ended Fiscal Quarter and (ii) $3,000,000,000;
(d) “net loss attributable to Royal Caribbean Cruises Ltd.” (but excluding any net loss associated with an impairment or write-off added back pursuant to clause (b) or (c) above), determined in accordance with GAAP as shown in the Borrower’s consolidated statement of comprehensive (loss) income, attributable to the Fiscal Years ended December 31, 2021 or December 31, 2022 (excluding, for the avoidance of doubt, any such amount attributable to goodwill or write-offs with respect the Fiscal Year ended December 31, 2020) shall be added back to Stockholders’ Equity; provided that the aggregate amount added back to Stockholders’ Equity pursuant to clause (c) above and this clause (d) shall not exceed $4,500,000,000; and
(e) the impact on the computation of Stockholders’ Equity of one-time expenses (including, without limitation, prepayment penalties) related to the refinancing of secured or guaranteed Indebtedness of the Borrower or its Subsidiaries in respect of any Fiscal Quarter commencing after March 31, 2020 shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such expenses shall be added back to Stockholders’ Equity.
For the avoidance of doubt, no item added back to Stockholders’ Equity pursuant to clause (b), clause (c), clause (d) or clause (e) shall also be added back pursuant to any other such clause.
(d)    Section 2.1(a) of the Existing Agreement shall be amended and restated in its entirety as follows:
Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date applicable to such Lender in an amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender’s Unused Commitment; provided that no Lender shall be required to make any Revolving Credit Advances denominated in any Committed Currency to the Borrower during the Committed Currency Unavailability Period. Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.1(a) (it being understood that (i) Non-Extended Advances may not be prepaid pursuant to Section 2.10 unless the outstanding principal amount of Extended Advances is zero before giving effect to such prepayment and (ii) until the Termination Date with respect to the Non-Extended Commitments, the Borrower may not borrow Extended Advances if there are unused Non-Extended Commitments available at such time).
(e)    Section 6.1.1(h) of the Existing Agreement shall be amended and restated in its entirety as follows:
(h)    within five Business Days after the end of each month ending (x) during the Waiver Period, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the immediately preceding month, compliance with the covenant set forth in Section 6.2.9; provided that, if the Borrower is not in compliance with the covenant set forth in Section 6.2.9 as of the last day of such month, the

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Borrower shall show compliance with such covenant as of the date such certificate is delivered and (y) after the end of the Waiver Period and on or prior to December 31, 2023, a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as determined in accordance with GAAP as of the last day of such month;
(f)    Section 6.1.1(i) of the Existing Agreement shall be amended by replacing the reference therein to “September 30, 2022” with “September 30, 2023”.
(g)    Section 6.1.1(j) of the Existing Agreement shall be amended by replacing the reference therein to “September 30, 2022” with “September 30, 2023”.
(h)    Section 6.2.4(a) of the Existing Agreement shall be amended and restated in its entirety as follows:
(a)    Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than the applicable level set forth below opposite such Fiscal Quarter under the heading “Net Debt to Capitalization Ratio”:

Fiscal Quarter Ending	Net Debt to Capitalization Ratio
September 30, 2022	0.775 to 1
December 31, 2022	0.750 to 1
March 31, 2023	0.750 to 1
June 30, 2023	0.750 to 1
September 30, 2023	0.750 to 1
December 31, 2023	0.750 to 1
March 31, 2024	0.725 to 1
June 30, 2024	0.700 to 1
September 30, 2024	0.675 to 1
December 31, 2024	0.650 to 1
March 31, 2025 and thereafter	0.625 to 1

(i)    Item 5.9(b) of Schedule II to the Existing Agreement shall be amended and restated in its entirety in the form of Schedule I hereto.
SECTION 2.  Conditions of Amendment Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (or waived) in accordance with the terms hereof (such date, the “Amendment Effective Date”):

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(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment.
(b)    The Administrative Agent shall have received, for the account of each Lender who has delivered a counterpart to this Amendment, an amendment fee paid by or on behalf of the Borrower in an amount equal to the greater of (x) $10,000 and (y) 0.10% of the Revolving Credit Commitment of such Lender.
SECTION 3. Representation and Warranty of the Borrower. To induce the Lender Parties to enter into this Amendment, the Borrower represents and warrants that, as of the Amendment Effective Date:
(a)    The representations and warranties contained in Article V (excluding, however, those contained in the last sentence of Section 5.6) of the Amended Agreement are true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, and
(b)    No Default, Prepayment Event or event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing.
SECTION 4. Reference to and Effect on the Existing Agreement. On and after the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement. The Existing Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under the Existing Agreement, nor constitute a waiver of any provision of the Existing Agreement. This Amendment shall be deemed to constitute a Loan Document.
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of one counsel for the Administrative Agent and the Lender Parties with respect hereto and thereto; it being understood that the foregoing shall be limited to the reasonable and documented fees and expenses of Weil, Gotshal & Manges LLP) in accordance with the terms of the Amended Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

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SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 8. Incorporation of Terms. The provisions of Sections 11.13, 11.17 and 11.18 of the Existing Agreement shall be incorporated into this Amendment as if set out in full in this Amendment and as if references in those sections to “this Agreement” were references to this Amendment.
SECTION 9. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 11.1 of the Amended Agreement.
SECTION 10. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Amended Agreement.
[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ROYAL CARIBBEAN CRUISES LTD.
By /s/ Antje Gibson
Name: Antje Gibson
Title: Vice President & Treasurer

     SIGNATURE PAGE    Royal Caribbean – Amendment to Nordea Revolver

Lender Parties:
NORDEA BANK ABP, FILIAL I NORGE
By /s/ Erik Havnvik
Name: Erik Havnvik
Title: Director
By /s/ Anna Kverneland Simensen
Name: Anna Kverneland Simensen
Title: Associated Director
Citibank, N.A.
By /s/ David Quinn
Name: David Quinn
Title: Attorney In Fact
JPMORGAN CHASE BANK, N.A.
By /s/ Cody A. Canafax
Name: Cody A. Canafax
Title: Vice President
GOLDMAN SACHS BANK USA,
By /s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory
Morgan Stanley Bank, N.A.
By /s/ Jack Kuhns
Name: Jack Kuhns
Title: Authorized Signatory
Morgan Stanley Senior Funding, Inc.
By /s/ Jack Kuhns
Name: Jack Kuhns
Title: Vice President
BANK OF AMERICA, N.A.
By /s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director
DNB Capital LLC
By /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President
    SIGNATURE PAGE    Royal Caribbean – Amendment to Nordea Revolver

By /s/ Andrew Shohet
Name: Andrew Shohet
Title: Senior Vice President
FIFTH THIRD BANK, NATIONAL ASSOCIATION
By: /s/ Graeme L. Jack
Name: Graeme L. Jack
Title: Vice President
HSBC Bank USA, National Association
By /s/ Patrick D. Mueller
Name: Patrick D. Mueller
Title: Managing Director
MIZUHO BANK, LTD.,
By: /s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director
Truist Bank,
By: /s/ Amanda Parks
Name: Amanda Parks
Title: SVP
THE BANK OF NOVA SCOTIA
By /s/ Chelsea McCune
Name: Chelsea McCune
Title: Associate Director
BNP PARIBAS,
By /s/ James Goodall
Name: James Goodall
Title: Managing Director
By /s/ Kyle Fitzpatrick
Name: Kyle Fitzpatrick
Title: Director
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By /s/ Glenn Francis
Name: Glenn Francis
Title: Head of Corporate Banking UK
    SIGNATURE PAGE    Royal Caribbean – Amendment to Nordea Revolver

By /s/ Malcolm Stonehouse
Name: Malcolm Stonehouse
Title: Client Executive
Sumitomo Mitsui Banking Corporation
By /s/ Valery Amouroux
Name: Valery Amouroux
Title: Director
WELLS FARGO BANK, NATIONAL ASSOCIATION
By /s/ Nancy Kallianos
Name: Nancy Kallianos
Title: SVP
Banco Santander, S.A.
By /s/ Lucas Videla
Name: Lucas Videla
Title: Executive Director
By /s/ Luis Casero Ynfiesta
Name: Luis Casero Ynfiesta
Title: Vice President
Societe Generale,
By /s/ Shelley Yu
Name: Shelley Yu
Title: Director
Landesbank Hessen-Thüringen Girozentrale
By /s/ Dr. Olav Selke    Michael Best
Name: Dr. Olav Selke    Michael Best
Title:
PNC Bank, National Association
By /s/ James Cullen
Name: James Cullen
Title: Senior Vice President

    SIGNATURE PAGE    Royal Caribbean – Amendment to Nordea Revolver

ACKNOWLEDGED AND AGREED BY:
NORDEA BANK ABP, NEW YORK BRANCH
as Administrative Agent
By /s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director
By /s/ Anna C. Ribe
Name: Anna Cecilie Ribe
Title: Associate

    SIGNATURE PAGE    Royal Caribbean – Amendment to Nordea Revolver

Schedule I

Item 5.9 (b):  Vessels

Vessel	Owner	Flag
Grandeur of the Seas	Grandeur of the Seas Inc.	Bahamas
Rhapsody of the Seas	Rhapsody of the Seas Inc.	Bahamas
Enchantment of the Seas	Enchantment of the Seas Inc.	Bahamas
Vision of the Seas	Vision of the Seas Inc.	Bahamas
Voyager of the Seas	Voyager of the Seas Inc.	Bahamas
Mariner of the Seas	Mariner of the Seas Inc.	Bahamas
Celebrity Millennium	Millennium Inc.	Malta
Explorer of the Seas	Explorer of the Seas Inc.	Bahamas
Celebrity Infinity	Infinity Inc.	Malta
Radiance of the Seas	Radiance of the Seas Inc.	Bahamas
Celebrity Summit	Summit Inc.	Malta
Adventure of the Seas	Adventure of the Seas Inc.	Bahamas
Navigator of the Seas	Navigator of the Seas Inc.	Bahamas
Celebrity Constellation	Constellation Inc.	Malta
Serenade of the Seas	Serenade of the Seas Inc.	Bahamas
Jewel of the Seas	Jewel of the Seas Inc.	Bahamas
Celebrity Xpedition	Oceanadventures S.A.	Ecuador
Freedom of the Seas	Freedom of the Seas Inc.	Bahamas
Liberty of the Seas	Liberty of the Seas Inc.	Bahamas
Independence of the Seas	Independence of the Seas Inc.	Bahamas
Celebrity Solstice	Celebrity Solstice Inc.	Malta
Celebrity Equinox	Celebrity Equinox Inc.	Malta
Oasis of the Seas	Oasis of the Seas Inc.	Bahamas
Celebrity Eclipse	Celebrity Eclipse Inc.	Malta
Allure of the Seas	Allure of the Seas Inc.	Bahamas
Celebrity Silhouette	Celebrity Silhouette Inc.	Malta
Celebrity Reflection	Celebrity Reflection Inc.	Malta
Quantum of the Seas	Quantum of the Seas Inc.	Bahamas

Brilliance of the Seas	Brilliance of the Seas Shipping Inc.	Bahamas
Anthem of the Seas	Anthem of the Seas Inc.	Bahamas
Celebrity Xploration	Oceanadventures S.A.	Ecuador
Ovation of the Seas	Ovation of the Seas Inc.	Bahamas
Harmony of the Seas	Harmony of the Seas Inc.	Bahamas
Symphony of the Seas	Symphony of the Seas Inc.	Bahamas
Celebrity Edge	Celebrity Edge Inc.	Malta
Silver Cloud	Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Wind	Silver Wind Shipping Ltd.	Bahamas
Silver Shadow	Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit	Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Muse	Silver Muse Shipping Co. Ltd.	Bahamas
Silver Galapagos	Silversea Cruises Ltd.	Bahamas
Spectrum of the Seas	Spectrum of the Seas Inc.	Bahamas
Celebrity Flora	Islas Galápagos Turismo y Vapores C.A.	Ecuador
Celebrity Apex	Celebrity Apex Inc.	Malta
Silver Origin	Canodros CL	Ecuador
Wonder of the Seas	Wonder of the Seas LLC	Bahamas
Celebrity Beyond	Celebrity Beyond LLC	Malta
Odyssey of the Seas	Odyssey of the Seas Inc.	Bahamas

[Schedule I]